UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 27, 2010

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-34050	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1540 Broadway, Suite 25C, New York, New York		10036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212 920-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 27, 2010, Ener1, Inc. ("Ener1") entered into a Note Purchase Agreement (the "Purchase Agreement") with Itochu Corporation, a Japanese corporation ("Itochu"), pursuant to which Itochu purchased a $4,000,000 6% Senior Convertible Note from Ener1, and agreed to purchase an additional $6,000,000 6% Senior Convertible Note upon the satisfaction of certain conditions, including the condition that Ener1 raise an additional $18,000,000 from other financing sources. The 6% Senior Convertible Notes (the "Notes") are convertible into shares of Ener1 common stock ("Common Stock") at a conversion price of $3.612 per share, subject to customary adjustments such as stock splits, stock dividends and stock combinations. Interest on the Notes will accrue at a rate of six percent per annum, and will be payable in arrears semi-annually. The Notes mature on August 27, 2015, however, they may be accelerated by Itochu upon an event of default, change of control or major corporate transaction involving the recapitalization of the Common Stock. The above description of the Notes is not complete and is qualified in its entirety by the full text of the Notes attached hereto as Exhibit 1.2 which is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 1.1 Note Purchase Agreement, dated as of August 27, 2010, by and between Ener1 and Itochu Corporation.

Exhibit 1.2 $4,000,0000 6% Senior Convertible Note, dated August 27, 2010, issued by Ener1 to Itochu Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

September 2, 2010	By:	/s/ Gerard A. Herlihy

Name: Gerard A. Herlihy
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1.1	Note Purchase Agreement, dated as of August 27, 2010, by and between Ener1 and Itochu Corporation
1.2	$4,000,0000 6% Senior Convertible Note, dated August 27, 2010, issued by Ener1 to Itochu Corporation